APPIANT TECHNOLOGIES, INC.

                              WARRANT NO.  2002-36

Issue Date:  June 28, 2002         (1)  Warrant Price: $0.01
                                   (2)  Number of Warrant Shares: 1,525,000


NEITHER THIS WARRANT ("WARRANT"), NOR THE COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 SECURITIES ACT"), OR QUALIFIED OR REGISTERED UNDER CALIFORNIA OR OTHER APPLICABLE SECURITIES LAWS ("STATE SECURITIES LAWS"), AND THIS WARRANT HAS BEEN, AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF WILL BE, ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY
DISTRIBUTION THEREOF.   NO SUCH SALE OR OTHER DISPOSITION MAY BE MADE WITHOUT AN
EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 SECURITIES ACT AND COMPLIANCE WITH THE APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER AND ITS COUNSEL, THAT SAID REGISTRATION IS NOT REQUIRED UNDER THE 1933 SECURITIES ACT AND THAT APPLICABLE STATE SECURITIES LAWS HAVE BEEN SATISFIED.

                              COMMON STOCK WARRANT

This certifies that InPhonic, Inc., a Delaware corporation whose address for notice is located at 1010 Wisconsin Avenue, Suite 250, Washington D.C. 20007 ("PURCHASER"), or any party to whom this Warrant is assigned in compliance with the terms hereof (Purchaser and any such assignee being hereinafter sometimes referenced to as "HOLDER"), is entitled to subscribe for and purchase, in whole or in part, during the period commencing on the Issue Date set forth above and ending at 5:00 p.m., California, local time, on the fifth (5th) anniversary of the Issue Date, 1,525,000 shares (the "WARRANT SHARES") of fully paid and non-assessable common stock ("COMMON STOCK") of Appiant Technologies, Inc., a Delaware corporation (the "Company"), subject to adjustment as set forth herein. The per share exercise price for each such Warrant Share shall be equal to $.01, as adjusted herein (the "WARRANT PRICE").


                                    ARTICLE 1

                              EXERCISE AND PAYMENT

     1.1 EXERCISE. The purchase rights represented by this Warrant may be exercised by Holder, in whole or in part, by the surrender of this Warrant at the principal office of the Company, located at the address set forth on the signature page hereof,


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accompanied by the form of Notice of Exercise attached hereto as Exhibit "A", and by the payment to the Company, by cash or by certified, cashier's or other check acceptable to the Company, of an amount equal to the aggregate Warrant Price for the Warrant Shares being purchased.

     1.2 CASHLESS EXERCISE. In addition to, and without limiting the rights of the Holder under the terms hereof, the Warrant (or any portion hereof) may be exercised by being exchanged in whole or in part at any time or from time to time prior to its expiration for a number of Warrant Shares having an aggregate fair market value on the date of such exercise (as determined in accordance with Section 1.3 below) equal to the difference between (x) the fair market value on the date of exercise of the number of shares of Common Stock subject to the Warrant and designated by the Holder to be exercised and (y) the aggregate Warrant Price of the Warrant otherwise payable by the Holder for such designated shares. Upon any such exercise, the number of Warrant Shares purchasable upon exercise of the Warrant shall be reduced by such designated number of Warrant Shares and, if a balance of purchasable Warrant Shares remains after such exercise, the Company shall execute and deliver to the Holder a new Warrant for such balance of Warrant Shares. No payment of any cash or other consideration shall be required or permitted. Such exchange shall be effective upon the date of receipt by the Company of the original Warrant surrendered for cancellation and a written request from the Holder that the exchange pursuant to this section be made, or at such later date as may be specified in such request.

     1.3 FAIR MARKET VALUE. For purposes of this Article 1, fair market value of one share of the Company's Common Stock shall mean:

          (i) The average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary, the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq National Market System ("NMS") or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the trading day prior to the date of determination of fair market value; or

          (ii) If the Common Stock is not traded Over-The-Counter, on the NMS or on an exchange, the per share fair market value of the Common Stock shall be as determined by mutual agreement of the Company and the Holder; provided, however that if such agreement cannot be reached within twenty (20) calendar days, the fair market value shall be determined in good faith by an independent appraiser selected jointly by the Company and the Holder or, if that selection cannot be made within 15 days, by an independent appraiser selected by the American Arbitration Association in accordance with its rules. The cost of any such appraisal shall be borne equally by the Company and the Holder.

     1.4 STOCK CERTIFICATES. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered, at the Company's expense, to Holder within a reasonable time , and in any event within five (5) days thereafter, and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the remaining unexercised Warrant Shares shall also be issued to Holder at such time. The Company agrees that the shares so purchased shall be


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deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.

     1.5 STOCK FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof (excluding taxes based on the income of Holder). The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for issuance a sufficient number of shares of its Common Stock or other securities as would be required upon the full exercise of the rights represented by this Warrant (including conversion of all such Common Stock issuable hereunder).

     1.6 FRACTIONAL SHARES. No fractional share of Common Stock will be issued in connection with any exercise hereof; in lieu of a fractional share upon complete exercise hereof, Holder may purchase a whole share by delivering payment equal to the appropriate portion of the then effective Warrant Price.

                                    ARTICLE 2


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                          CERTAIN ADJUSTMENTS OF NUMBER
                     OF SHARES PURCHASABLE AND WARRANT PRICE

     2.1 ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company shall at any time or from time to time after the Issue Date effect a subdivision of its outstanding Common Stock, the Warrant Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Issue Date combine its outstanding shares of Common Stock, the Warrant Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

     2.2 ADJUSTMNT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. If the Company at any time, or from time to time after the Issue Date shall make or issue, or fix a record date for the determination of holders of its Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Warrant Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Warrant Price then in effect by a fraction,:

          (a) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

          (b) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.;

          provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Warrant Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions.

     2.3 ADJUSTMENT IN NUMBER OF WARRANT SHARES. When any adjustment is required to be made in the Warrant Price pursuant to subsections 2.1 and 2.2 above, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (a) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Warrant Price in effect immediately prior to such adjustment, by (b) the Warrant Price in effect immediately after such adjustment.

     2.4 ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Company at any time or from time to time after the Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to


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receive, a dividend or other distribution payable in securities of the Company
(other than shares of Common Stock) or in cash or other property (other than regular cash dividends paid out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company, cash or other property which the Holder would have been entitled to receive had this Warrant been exercised on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the date of exercise, retained any such securities receivable during such period, giving application to all adjustments called for during such period under this Article 2 with respect to the rights of the Holder.

     2.5     ADJUSTMENT FOR REORGANIZATION.  Subject to the provisions of this
Article 2, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by subsections 2.1 through 2.4 above) (collectively, a "REORGANIZATION"), then, following such Reorganization, the Holder shall receive upon exercise hereof the kind and amount of securities, cash or other property which the Holder would have been entitled to receive pursuant to such Reorganization if such exercise had taken place immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth in this Article 2 (including provisions with respect to changes in and other adjustments of the Warrant Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant.

     2.6 TIME OF ADJUSTMENTS TO THE WARRANT PRICE. All adjustments to the Warrant Price and the number of Warrant Shares purchasable hereunder, unless otherwise specified herein, shall be effective as of the earlier of:

          (i)     the date of issue of the security causing the adjustment;

          (ii)    the date of sale of the security causing the adjustment;

          (iii)   the effective date of a division or combination of shares;

          (iv) the record date of any action of holders of any class of the Company's capital stock taken for the purpose of entitling shareholders to receive a distribution or dividend payable in equity securities, provided that such division, combination, distribution or dividend actually occurs.

     2.7 NOTICE OF ADJUSTMENTS. In each case of an adjustment in the Warrant Price and the number of Warrant Shares purchasable hereunder, the Company, at its expense, shall cause the Chief Financial Officer of the Company to compute such adjustment and prepare a certificate setting forth such adjustment and showing in detail the facts upon which


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such adjustment is based. The Company shall promptly mail a copy of each such certificate to Holder pursuant to Section 6.8 hereof.

     2.8 DURATION OF ADJUSTED WARRANT PRICE. Following each adjustment of the Warrant Price, such adjusted Warrant Price shall remain in effect until a further adjustment of the Warrant Price.

     2.9 NO IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant.

                                    ARTICLE 3

                             NOTICES OF RECORD DATE

     3.1     NOTICES OF RECORD DATE, ETC.  In the event of

          (a) any taking by the Company of a record of the Holders of any class or securities for the purpose of determining the Holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will mail or cause to be mailed to any holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place. Such notice shall be mailed at least ten (10) days prior to the date specified in such notice on which any such action is to be taken.

                                    ARTICLE 4

                           TRANSFER, EXCHANGE AND LOSS

     4.1 TRANSFER. This Warrant is transferable on the books of the Company at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed, subject to compliance with federal and state securities laws. The Company shall issue and deliver to the transferee a new Warrant or Warrants representing the Warrants so transferred. Upon any partial transfer, the Company will issue and deliver to Holder a new Warrant or Warrants with respect to the Warrants not so transferred. Notwithstanding the foregoing, Holder shall not be entitled to transfer a number of shares or an interest in this Warrant representing less than five percent (5%) of the aggregate shares initially covered by this Warrant (as presently constituted, with appropriate adjustment being made in the event of stock splits, combinations, reorganizations and the like occurring after the issue date hereof). Any transferee shall be subject to the same restrictions on transfer with respect to this Warrant as the Purchaser.

     4.2 SECURITIES LAWS. Upon any issuance of shares of Common Stock upon exercise of this Warrant, it shall be the Company's responsibility to comply with the requirements of: (1) the Securities Act of 1933, as amended; (2) the Securities Exchange Act of 1934, as amended; (3) any applicable listing requirements of any national securities exchange; (4) any state securities regulation or "Blue Sky" laws; and (5) requirements under any other law or regulation applicable to the issuance or transfer of such shares. If required by the Company, in connection with each issuance of shares of Common Stock upon exercise of this Warrant, the Holder will give: (i) assurances in writing, satisfactory to the Company, that such shares are not being purchased with a view to the distribution thereof in violation of applicable laws, (ii) sufficient information, in writing, to enable the Company to rely on exemptions from the registration or qualification requirements of applicable laws, if available, with respect to such exercise, and (iii) its cooperation to the Company in connection with such compliance.

     4.3 EXCHANGE. This Warrant is exchangeable at the principal office of the Company for Warrants which represent, in the aggregate, the number of Warrant Shares acquirable hereunder; each new Warrant to represent the right to purchase such portion of the Warrant Shares as Holder shall designate at the time of such exchange. Each new Warrant shall be identical in form and content to this Warrant, except for appropriate changes in the number of Warrant Shares covered thereby and any other changes which are necessary in order to prevent the Warrant exchange from changing the respective rights and obligations of the Company and the Holder as they existed immediately prior to such exchange.

     4.4 LOSS OR MUTILATION. Upon receipt by the Company of evidence satisfactory to it of the ownership of, and the loss, theft, destruction or mutilation of, this Warrant and (in the case of loss, theft, or destruction) of indemnity satisfactory to it, and (in


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the case of mutilation) upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant.

                                    ARTICLE 5

                                  HOLDER RIGHTS

     5.1 NO SHAREHOLDER RIGHTS UNTIL EXERCISE. No Holder hereof, solely by virtue hereof, shall be entitled to any rights as a shareholder of the Company. Holder shall have all rights of a shareholder with respect to securities purchased upon exercise hereof at the time: (i) the cash exercise price for such securities is delivered pursuant to Section 1.1 hereof and this Warrant is surrendered or (ii) of delivery of notice of cashless exercise pursuant to
Section 1.2 hereof and this Warrant is surrendered

                                    ARTICLE 6

                                  MISCELLANEOUS

6.1 GOVERNMENTAL APPROVALS. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under federal and state laws, which may be or become requisite in connection with the issuance, sale, and delivery of this Warrant, and the issuance, sale and delivery of the Common Stock or other securities or property issuable or deliverable upon exercise of this Warrant.

6.2 GOVERNING LAWS. IT IS THE INTENTION OF THE PARTIES HERETO THAT EXCEPT AS SET FORTH BELOW, THE INTERNAL LAWS OF THE STATE OF DELAWARE, U.S.A. (IRRESPECTIVE OF ITS CHOICE OF LAW PRINCIPLES) SHALL GOVERN THE VALIDITY OF THIS WARRANT, THE CONSTRUCTION OF ITS TERMS, AND THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO.

6.3 BINDING UPON SUCCESSORS AND ASSIGNS. Subject to, and unless otherwise provided in, this Warrant, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

6.4 SEVERABILITY. If any one or more provisions of this Warrant, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Warrant and the application of such provisions to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace any such void or unenforceable provisions of this Warrant with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

6.5 DEFAULT, AMENDMENT AND WAIVERS. This Warrant may be amended upon the written consent of the Company and the holders in the aggregate of the right to purchase


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a majority of the number of unexercised shares covered by the Warrant initially issued by the Company pursuant to the Consulting Agreement. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. The failure to cure any breach of any term of this Warrant within ten (10) days of written notice thereof shall constitute an event of default under this Warrant.

6.6 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

6.7 ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Warrant, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

6.8 NOTICES. Whenever any party hereto desires or is required to give any notice, demand, or request with respect to this Warrant, each such communication shall be in writing and shall be effective only if it is delivered by personal service or mailed, United States certified mail, postage prepaid, return receipt requested, addressed as follows:

                         Company:     Appiant Technologies, Inc.
                                      6663 Owens Drive
                                      Pleasanton
                                      California 94588
                                      Attn:  Douglas S. Zorn

                         Holder:      InPhonic, Inc.
                                      1010Wisconsin Avenue, Suite 250,
                                      Washington D.C. 20007


Such communications shall be effective when they are received by the addressee thereof; but if sent by certified mail in the manner set forth above, they shall be effective three (3) business days after being deposited in the United States mail. Any party may change its address for such communications by giving notice thereof to the other party in conformity with this Section.

     6.9     TIME.  Time is of the essence of this Warrant.

     6.10 CONSTRUCTION OF AGREEMENT. A reference in this Warrant to any Section shall include a reference to every Section the number of which begins with the number of the Section to which reference is specifically made (E.G., a reference to Section 3


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shall include a reference to Sections 3.5 and 3.7). The titles and headings herein are for reference purposes only and shall not in any manner affect the interpretation of this Warrant.

     6.11 NO ENDORSEMENT. Holder understands that no federal or state securities administrator has made any finding or determination relating to the fairness of investment in the Company or purchase of the Common Stock hereunder and that no federal or state securities administrator has recommended or endorsed the offering of securities by the Company hereunder.

     6.12 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

     6.13 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Warrant.


                              Appiant Technologies, Inc., a Delaware corporation


                              By:  /s/  Douglas S. Zorn
                                 -------------------------------------------
                                   Doug Zorn
                                   President & CEO


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                                    EXHIBIT A
                                 EXERCISE NOTICE

Appiant Technologies, Inc.
6663 Owens Drive
Pleasanton, CA  94588


The undersigned hereby elects to purchase, pursuant to the provisions of the Appiant Technologies, Inc. Common Stock Warrant and held by the undersigned, the original of which is attached hereto, and (check the applicable box):

[_] Tenders herewith payment of the aggregate Warrant Price (as defined in the Warrant) in full in the form of cash, certified check, official bank check or wire transfer or check in the amount of $__________________ for _______________ such securities.

[_] Confirms that payment of the Warrant Price in full by means of a wire transfer in the amount of $__________________ for _______________ such securities has been made to the Company.

[_] Elects to receive a payment equal to the difference between the fair market value (as defined in the Warrant), multiplied by the number of shares as to which the Warrant is being exercised and the Warrant Price with respect to such shares, payable in shares of Common Stock valued at the fair market value on the date hereof.

     The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

     The undersigned requests that the certificates for such shares be issued in the name of, and be delivered to "______________________", whose address is
________________________.


Dated:




(Signature must conform in all respects to name of Holder as specified on the face of the Warrant.)


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